As filed with the Securities and Exchange Commission on June 15, 2001
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                                --------------

                                  DAVITA INC.
                (Former Name:  Total Renal Care Holdings, Inc.)
             (Exact name of registrant as specified in its charter)


                  Delaware                         51-0354549
      (State or other jurisdiction of           (I.R.S. Employer
      incorporation or organization)           Identification No.)

                      21250 Hawthorne Boulevard, Suite 800
                        Torrance, California 90503-5517
                                 (310) 792-2600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                             AMENDED AND RESTATED
                         1999 EQUITY COMPENSATION PLAN
                           (Full title of the plan)

                              STEVEN J. UDICIOUS
                 Vice President, Secretary and General Counsel
                                  DaVita Inc.
                     21250 Hawthorne Boulevard, Suite 800
                           Torrance, CA  90503-5517
                                (310) 792-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------

                                  Copies to:

                              James W. Loss, Esq.
                              Riordan & McKinzie
                        600 Anton Boulevard, Suite 1800
                          Costa Mesa, CA  92626-1924
                                (714) 433-2900

                          CALCULATION OF REGISTRATION FEE
==================================================================================
                                         Proposed        Proposed
 Title of each class of     Amount       Maximum         Maximum       Amount of
    securities to be        to be     Offering Price    Aggregate     Registration
       registered         Registered  Per Share/(1)/  Offering Price      Fee
----------------------------------------------------------------------------------
Common Stock               2,750,000      $18.12        $49,830,000       $12,458
==================================================================================

/(1)/ Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low sales prices of the Company's Common Stock on June 14, 2001, as reported on the New York Stock Exchange.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          On June 5, 2001, the stockholders of DaVita Inc. (the "Company") approved a proposal to increase the number of shares of common stock reserved for issuance under the Company's Amended and Restated 1999 Equity Compensation
Plan by 2,750,000 shares.   Pursuant to General Instruction E to Form S-8
regarding the registration of additional securities, the Company hereby incorporates herein by reference the contents of the Registration Statement of the Company on Form S-8 filed with the Securities and Exchange Commission on February 8, 2000, Registration No.333-30734 with respect to the Company's Amended and Restated 1999 Equity Compensation Plan.

Item 8.   Exhibits.

5.1       Opinion of Steven J. Udicious, General Counsel, DaVita Inc.

23.1 Consent of Steven J. Udicious, General Counsel, DaVita Inc. (included in Exhibit 5.1).

23.2      Consent of KPMG LLP, independent auditors.

23.3      Consent of PricewaterhouseCoopers LLP, independent accountants.

24.1      Power of Attorney (included on page II-2).

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Torrance, State of California, on June 14, 2001.

                                    DAVITA INC.,
                                    a Delaware corporation



                                    By: /s/ Kent J. Thiry
                                       ----------------------------------------
                                       Kent J. Thiry
                                       Chairman and Chief Executive Officer



     We, the undersigned directors and officers of DaVita Inc., do hereby constitute and appoint Kent J. Thiry and Steven J. Udicious our true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for us and in our name, place and stead, in any and all capacities to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended (the "Securities Act") and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, with all exhibits thereto and other documents in connection therewith, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


        Signature                         Title                       Date
        ---------                         -----                       ----

  /s/ Kent J. Thiry        Chairman and Chief Executive Officer  June 14, 2001
-------------------------  (Principal Executive Officer)
      Kent J. Thiry

/s/ Richard K. Whitney     Chief Financial Officer               June 14, 2001
-------------------------  (Principal Financial Officer)
    Richard K. Whitney

   /s/ Gary W. Beil        Vice President and Controller         June 14, 2001
-------------------------  (Principal Accounting Officer)
       Gary W. Beil

 /s/ Richard B. Fontaine   Director                              June 14, 2001
-------------------------
     Richard B. Fontaine

  /s/ Peter T. Grauer      Director                              June 14, 2001
-------------------------
      Peter T. Grauer

  /s/ C. Raymond Larkin    Director                              June 14, 2001
-------------------------
      C. Raymond Larkin

   /s/ John M. Nehra       Director                              June 14, 2001
-------------------------
       John M. Nehra

 /s/ Nancy-Ann DeParle     Director                              June 14, 2001
-----------------------
     Nancy-Ann DeParle

 /s/ William L. Roper      Director                              June 14, 2001
-----------------------
     William L. Roper


                               Index To Exhibits



Sequentially
Numbered
Exhibit                       Description                            Page Number
------------                  -----------                            -----------


5.1     Opinion of Steven J. Udicious, General Counsel, DaVita Inc.

23.1 Consent of Steven J. Udicious, General Counsel, DaVita Inc. (included in Exhibit 5.1).

23.2    Consent of KPMG LLP, independent auditors.

23.3    Consent of PricewaterhouseCoopers LLP, independent accountants.

24.1    Powers of Attorney (included on page II-2).